Exhibit (a)(1)(iii)

NOTICE OF GUARANTEED DELIVERY

(Not To Be Used for Signature Guarantee)

To Tender Shares of Common Stock

of

DATAWATCH CORPORATION

Pursuant to the Offer to Purchase

dated November 14, 2018

of

DALLAS MERGER SUB, INC.

a wholly-owned subsidiary

of

ALTAIR ENGINEERING INC.

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT ONE MINUTE AFTER 11:59 P.M., BOSTON TIME, AT THE END OF THE DAY ON WEDNESDAY, DECEMBER 12, 2018 UNLESS THE OFFER IS EXTENDED OR EARLIER TERMINATED

This form, or a substantially equivalent form, may be used to accept the Offer (as defined in the Offer to Purchase) if the certificates for shares of common stock, par value $0.01 per share, of Datawatch Corporation (“Datawatch”) are not immediately available and cannot be delivered to the Depositary prior to the expiration of the Offer (the “Expiration Time”), if the procedure for book-entry transfer cannot be completed before the Expiration Time or if any other documents required by the related Letter of Transmittal cannot be delivered to the Depositary by the Expiration Time. Such form may be transmitted by telegram, facsimile transmission, or mail to the Depositary and must include a guarantee by an Eligible Institution (as defined in the Offer to Purchase) in the form set forth herein. See Section 3 of the Offer to Purchase for more information regarding the guaranteed delivery procedures.

The Depositary for the Offer is:

American Stock Transfer & Trust Company, LLC

If delivering by mail:	If delivering by facsimile transmission:	If delivering by hand, express mail, courier, or other expedited service:

American Stock Transfer & Trust Company, LLC Operations Center Attn: Reorganization Department 6201 15th Avenue Brooklyn, New York 11219	(for Eligible Institutions only) (718) 234-5001 To confirm fax for Eligible Institutions only: (718) 921-8317 (by telephone only)	American Stock Transfer & Trust Company, LLC Operations Center Attn: Reorganization Department 6201 15th Avenue Brooklyn, New York 11219

DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE, OR TRANSMISSION OF INSTRUCTIONS VIA A FACSIMILE NUMBER OTHER THAN AS SET FORTH ABOVE, WILL NOT CONSTITUTE A VALID DELIVERY.

Deliveries to Altair Engineering Inc. or to the information agent for the Offer will not be forwarded to the Depositary, and therefore will not constitute valid delivery. Deliveries to the book-entry transfer facility (as defined in the Offer to Purchase) will not constitute valid delivery to the Depositary.

You cannot use this notice of guaranteed delivery form to guarantee signatures. If a signature on the Letter of Transmittal is required to be guaranteed by an “Eligible Institution” (as defined in Section 3 of the Offer to Purchase) under the instructions thereto, such signature must appear in the applicable space provided in the signature box on the Letter of Transmittal.

Ladies and Gentlemen: The undersigned hereby tenders to Dallas Merger Sub, Inc., a Delaware corporation (the “Purchaser”), and a wholly-owned subsidiary of Altair Engineering Inc., a Delaware corporation (“Altair”), upon the terms and subject to the conditions set forth in the Offer to Purchase dated November 14, 2018 (which, together with any amendments and supplements thereto, collectively constitute the “Offer to Purchase”), and the related Letter of Transmittal (which, together with any amendments and supplements thereto and the Offer to Purchase, collectively constitute the “Offer”), receipt of which is hereby acknowledged, the number of shares of common stock, par value $0.01 per share (the “Shares”), of Datawatch Corporation, a Delaware corporation (“Datawatch”), indicated below, pursuant to the guaranteed delivery procedure set forth in Section 3 of the Offer to Purchase. The Offer is being made in connection with the Agreement and Plan of Merger, dated as of November 5, 2018, by and among the Purchaser, Altair and Datawatch.

Number of Shares Being Tendered Hereby:                      Shares

SHAREHOLDERS COMPLETE AND SIGN BELOW

Certificate Numbers (if available)	SIGN HERE
Signature(s)
Name(s) of Record Holder(s) (Please Type or Print)
Address(es)
Zip Code
Area Code and Telephone Number
If Shares will be tendered by book entry transfer, provide the following information:

Name of Tendering Institution:
DTC Account Number:	Date

Guarantee on the following page must be completed.

GUARANTEE

(Not To Be Used for Signature Guarantee)

The undersigned, a bank, broker, dealer, credit union, savings association or other entity that is a member in good standing of a recognized Medallion Program approved by the Securities Transfer Association, Inc., including the Security Transfer Agents Medallion Program, the New York Stock Exchange Medallion Signature Program, and the Stock Exchanges Medallion Program, or a bank, broker, dealer, credit union, savings association or other entity that is an “eligible guarantor institution,” as such term is defined in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (each of the foregoing constituting an “Eligible Guarantor Institution”), hereby (1) guarantees the delivery of the shares tendered hereby to the Depositary, in proper form for transfer, or a confirmation that the shares tendered hereby have been delivered under the procedure for book-entry transfer set forth in the Offer to Purchase into the Depositary’s account at the book-entry transfer facility, together with a properly completed and duly executed Letter of Transmittal, or in the case of a book-entry transfer, Agent’s Message (as defined in the Offer to Purchase), and any other required documents, all within two NASDAQ trading days of the date hereof and (2) represents that such tender of shares complies with Rule 14e-4 of the Exchange Act.

The Eligible Guarantor Institution that completes this form must communicate the guarantee to the Depositary and must deliver the Letter of Transmittal (or Agent’s Message in the case of a book-entry transfer), and certificates representing shares (or a confirmation that the shares tendered hereby have been delivered under the procedure of book-entry set forth in the Offer to Purchase), to the Depositary within the time period set forth herein. Failure to do so could result in financial loss to such Eligible Guarantor Institution.

Name of Firm:

Authorized Signature:

Name:

Title:

Address:

Zip Code:

Area Code and Telephone Number:

Dated:

DO NOT SEND SHARE CERTIFICATES WITH THIS NOTICE OF GUARANTEED DELIVERY.

SHARE CERTIFICATES SHOULD BE SENT WITH YOUR LETTER OF TRANSMITTAL.